Exhibit 23.02

CONSENTS OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Post-Effective Amendment No. 3 to Registration Statement No. 333-190911-07 on Form S-3 of our report dated February 26, 2015, relating to the financial statements of Entergy Gulf States Louisiana, L.L.C., appearing in the Current Report on Form 8-K of Entergy Louisiana, LLC dated September 14, 2015 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.

We consent to the incorporation by reference in this Post-Effective Amendment No. 3 to the Registration Statement No. 333-190911-07 on Form S-3 of our reports dated February 26, 2015, relating to the consolidated financial statements and financial statement schedule of Entergy Louisiana, LLC and Subsidiaries, appearing in the Annual Report on Form 10‑K of Entergy Louisiana, LLC for the year ended December 31, 2014 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.

/s/ DELOITTE & TOUCHE LLP

New Orleans, Louisiana
November 24, 2015